Consent of Independent Registered Public Accounting Firm


We consent to the incorporation by reference in the Registration Statements outlined below pertaining to the BOK Financial Thrift Plan for Hourly Employees of our report as originally issued on June 27, 2007, with respect to the financial statements and schedule of the BOK Financial Thrift Plan for Hourly Employees included in this Annual Report (Form 11-K) for the year ended December 31, 2007:

o Registration Statement (Form S-8, No. 333-40280) pertaining to the Reoffer Prospectus of the BOK Financial Corporation Thrift Plan for Hourly Employees and Trust Agreement.

o Registration Statement (Form S-8, No. 33-44121) pertaining to the Reoffer Prospectus of the Bank of Oklahoma Master Thrift Plan and Trust Agreement.

o Registration Statement (Form S-8, No. 33-79834) pertaining to the Reoffer Prospectus of the BOK Financial Corporation 1994 Stock Option Plan.

o Registration Statement (Form S-8, No. 33-79836) pertaining to the Reoffer Prospectus of the BOK Financial Corporation Directors' Stock Compensation Plan.

o Registration Statement (Form S-8, No. 333-32649) pertaining to the Reoffer Prospectus of the BOK Financial Corporation 1997 Stock Option Plan.

o Registration Statement (Form S-8, No. 333-93957) pertaining to the Reoffer Prospectus of the BOK Financial Corporation 2000 Stock Option Plan.

o Registration Statement (Form S-8, No. 333-62578) pertaining to the Reoffer Prospectus of the BOK Financial Corporation 2001 Stock Option Plan.

o Registration Statement (Form S-8, No. 333-106530) pertaining to the Reoffer Prospectus of the BOK Financial Corporation 2003 Executive Incentive Plan.

o Registration Statement (Form S-8, No. 333-106531) pertaining to the Reoffer Prospectus of the BOK Financial Corporation 2003 Stock Option Plan.

o Registration Statement (Form S-8, No. 333-135224) pertaining to the Reoffer Prospectus of the BOK Financial Corporation 2003 Stock Option Plan.


/s/ Ernst & Young LLP

Tulsa, Oklahoma
June 26, 2008